Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350 ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Reef Oil & Gas Partners LLC, the managing general partner of Reef Global Energy IV, L.P. (the “Partnership”), do hereby certify that to such officers’ knowledge:

(a)          the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Form 10-Q”) of the Partnership fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)         the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

This certification is made solely for the purposes of U.S.C. §1350, and not for any other purpose.

Date: June 6, 2005	/s/ Michael J. Mauceli
Michael J. Mauceli
Chief Executive Officer
Reef Oil & Gas Partners LLC

/s/ Daniel C. Sibley
Daniel C. Sibley
Chief Financial Officer
Reef Oil & Gas Partners LLC

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.